Exhibit 10.16

Supply Contract

Party A (purchaser): GINZA ONODERA (Shanghai) Co., Ltd.

Party B (supplier): Shanghai Miaoxin Industrial Co., Ltd.

Party A and Party B come to the following agreements on trading relationship by amicable negotiation to guarantee normative raw materials purchase management of Party A.

I. Party B is added into the supplier list of Party A. Party B supplies commodities to Party A in accordance with the variety, quantity, delivery time, delivery place etc. required by Party A. If Party B breaches this contract or the commodities supplied by Party B are not qualified, Party A has the right to revoke the supplier qualification of Party B.

II. The trade contract on specific commodities will take effect if Party A submits order to Party B by fax, telephone, e-mail, WeChat etc. and both parties reach a consensus. The price of commodities which shall be delivered to the place specified by Party A contains delivery fee. Party B shall deliver commodities on time to meet the demand of Party A.

III. Party B shall stock up on the commodities in the quantity specified in orders. If it is difficult to stock up on the commodities in accordance with order, Party B shall inform Party A of that timely. Both parties shall negotiate for that based on honesty and credibility.

IV. The delivery way of Party B is subject to that specified in order and confirmed by both parties. When Party B hands over commodities to Party A, Party A will inspect appearance of the commodities. If the commodities pass visual inspection of Party A, Part A will fill in an Acceptance Form and then the commodities can be put in storage. Authentic corresponding documents and inspection report of the commodities shall be attached by Party B for filing of Party A. In case of falsification or fraud, Party B will undertake legal liability for that. If Party A finds insufficient quantity or unqualified commodities in visual inspection, Party B shall complement or change as soon as possible unconditionally in accordance with the requirements of Party A.

V. If Party A finds unqualified or defective commodities in use process, Party B shall supplement qualified commodities to Party A unconditionally in time to guarantee raw materials supply for normal operation of Party A. If the unqualified or defective commodities cause loss, the delinquent party will take the responsibility.

VI. Both parties negotiate to confirm that invoice is provided on the 20th day of each month and the 25th day of the month is the day of payment for commodities (to be postponed in case of holidays and festivals). Party A will pay to the account specified by Party B according to the quantity, unit price and total amount specified on Acceptance Form signed by both parties and corresponding VAT special invoice.

VII. Party B provides VAT special invoice with actual transaction amount to Party A before the 20th day of each month. Party B guarantees the authenticity and normalization of invoices. Otherwise, Party B undertakes the legal liability.

The information of Party A is attached below:

Company name: GINZA ONODERA (Shanghai) Co., Ltd.

Address: Room 303, No.18, Zhongshan East No.1 Road, Huangpu District, Shanghai City.

Telephone number:

Taxpayer’s registration number:

Bank: Nanjing East Road No.1 Sub-branch of Industrial and Commercial Bank of China, Shanghai City

Account number:

VIII. If either party receives complaint about the commodities from consumers or any third party, the party shall inform the other party timely. Both parties will cooperate to find the reason and give solution for the complaint. The expenses will be paid by the delinquent party.

IX. This contract is in duplicate and each party holds one respectively. The contracts take effect after both parties sign name or stamp seal on them. If either party needs to modify or change the contract, the party shall inform the other party 30 days in advance. After the other party agrees on that, the contract can be modified or changed.

X. This contract will be valid for long term if both parties have no objection.

XI. In case of dispute related to this contract, both parties shall negotiate to solve it. If the negotiation fails, either party can prosecute in the local people’s court of Party A.

Party A (seal): GINZA ONODERA (Shanghai) Co., Ltd.

[seal] GINZA ONODERA (Shanghai) Co., Ltd.

Signature:

January 1st, 2021

Party B (seal): Shanghai Miaoxin Industrial Co., Ltd.

[seal] Sale Seal of Shanghai Miaoxin Industrial Co., Ltd.

Signature: